    As filed with the Securities and Exchange Commission on October 1, 2001
                                      Registration Statement No. 333-_________
______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Trio-Tech International
             (Exact name of registrant as specified in its charter)

                      California                     95-2086631
           -------------------------------       -------------------
           (State or other jurisdiction of        (I.R.S. Employer
            incorporation or organization)       Identification No.)

                355 Parkside Drive
             San Fernando, California                    91340
      ----------------------------------------       --------------
      (Address of Principal Executive Offices)         (Zip Code)

                          Directors Stock Option Plan
                          ---------------------------
                           (Full title of the plan )

                               A. Charles Wilson
                               355 Parkside Drive
                         San Fernando, California 91340
                    (Name and address of agent for service)

                                 (818) 365-9200
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

                                                 Proposed              Proposed
                                                  maximum               maximum
    Title of            Amount to be           offering price          aggregate             Amount of
securities to be         registered              per share           offering price       registration fee
   registered                (1)                    (2)                  (1)(2)                (1)(2)
-------------------------------------------------------------------------------------------------------------
Common Stock, no           150,000                 $3.005               $450,750               $112.69
 par value
-------------------------------------------------------------------------------------------------------------

(1) The number of shares of Common Stock is the maximum number of shares issuable upon the exercise of options which may be granted pursuant to the Directors Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable number of shares as may become issuable as a result of anti-dilution provisions set forth in the Plan.

(2) Calculated solely for the purpose of determining the registration fee and based upon $3.005 per share of the Common Stock, representing the average of the high and low sale prices of the Common Stock on September 26, 2001 as reported by the American Stock Exchange.

                               EXPLANATORY NOTE

     This registration statement on Form S-8 relates to an additional 150,000 shares of the Common Stock, no par value, of Trio-Tech International, a California corporation (the "Registrant"), subject to the Registrant's Directors Stock Option Plan (the "Plan"). There is an effective registration statement on Form S-8, File Number 333-40102, for the balance of the shares of Common Stock subject to the Plan, which registration statement also covers certain other securities. The Plan was amended to increase the number of shares of Common Stock available thereunder from 150,000 shares to 300,000 shares. The contents of such earlier registration statement are hereby incorporated herein by reference.

Item 8.  Exhibits.
------   --------

     Exhibit
     Number      Description
     ------      -----------

      5          Opinion of Counsel.

     23.1        Consent of Independent Accountants.

     23.2        Consent of Counsel is contained in Exhibit 5 hereto.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Fernando, State of California, on September 28, 2001.

                                       TRIO-TECH INTERNATIONAL

                                       By: /s/ A. CHARLES WILSON
                                           ----------------------------
                                           A. Charles Wilson,
                                           Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                               Title                               Date
-------------------------------  -----------------------------------------  --------------------------

/s/ A. CHARLES WILSON            Chairman and Director                      September 28, 2001
-------------------------------
A. Charles Wilson

/s/ S. W. YONG                   President, Chief Executive Officer and     September 28, 2001
-------------------------------  Director (Principal Executive Officer)
S. W. Yong

/s/ VICTOR H .M. TING            Corporate Vice-President and Chief         September 28, 2001
-------------------------------  Financial Officer (Principal Financial
Victor H. M. Ting                Officer and Accounting Officer)


/s/ RICHARD M. HOROWITZ          Director                                   September 28, 2001
-------------------------------
Richard M. Horowitz

/s/ JASON T. ADELMAN             Director                                   September 28, 2001
-------------------------------
Jason T. Adelman

/s/ WILLIAM L. SLOVER            Director                                   September 28, 2001
-------------------------------
William L. Slover

                                 EXHIBIT INDEX


Exhibit
Number    Description
------    -----------

 5        Opinion of Counsel.

23.1      Consent of Independent Accountants.

23.2      Consent of Counsel is contained in Exhibit 5 hereto.